Exhibit F.5

                          INTERSTATE ENERGY CORPORATION
                  CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (in thousands)

                                                                                                   Consolidated      Consolidated
                                                                           Consolidated          Interstate Power   Wisconsin Power
                                                                         IES Utilities Inc.          Company       and Light Company
                                                                         ----------------------------------------------------------
Balance at January 1, 1998                                                      $ 233,216            $  78,233            $ 320,386
    Net income                                                                     61,910               18,757               35,574
    Cash dividends declared on common stock                                       (18,840)              (8,772)             (58,341)
    Cash dividends declared on preferred stock                                       (914)              (2,475)              (3,310)
                                                                         ----------------------------------------------------------
Balance at December 31, 1998                                                    $ 275,372            $  85,743            $ 294,309
                                                                         ==========================================================

                                                                              Consolidated       Alliant Energy          Interstate
                                                                             Alliant Energy        Corporate              Energy
                                                                             Resources, Inc.      Services, Inc.        Corporation
                                                                         ----------------------------------------------------------
Balance at January 1, 1998                                                      ($ 72,461)            $                   $ 581,376
    Net income                                                                     (8,898)                --                 96,675
    Cash dividends declared on common stock                                        (2,011)                --               (140,679)
    Cash dividends declared on preferred stock                                       --                   --                   --
                                                                         ----------------------------------------------------------
Balance at December 31, 1998                                                    ($ 83,370)            $                   $ 537,372
                                                                         ==========================================================

                                                                                                                       Consolidated
                                                                                                                        Interstate
                                                                                                                          Energy
                                                                                 Subtotal           Eliminations       Corporation
                                                                         ----------------------------------------------------------
Balance at January 1, 1998                                                     $1,140,750            ($559,374)           $ 581,376
    Net income                                                                    204,018             (107,343)              96,675
    Cash dividends declared on common stock                                      (228,643)              87,964             (140,679)
    Cash dividends declared on preferred stock                                     (6,699)               6,699                 --
                                                                         ----------------------------------------------------------
Balance at December 31, 1998                                                    $1,109,426           ($572,054)           $ 537,372
                                                                         ==========================================================